Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Government/Credit Bond ETF (ISHGOVCR) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
01-20-2015

Security Type:
BND/CORP

Issuer
The Goldman Sachs Group, Inc. (2025)

Selling Underwriter
Goldman, Sachs & Co.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:
List of Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities
(USA) LLC, BB&T Capital Markets, a
division of BB&T Securities, LLC, Capital
One Securities, Inc., Fifth Third
Securities, Inc., ING Financial Markets
LLC, KeyBanc Capital Markets Inc., Lloyds
Securities Inc., Mizuho Securities USA
Inc., PNC Capital Markets LLC, RBC Capital
Markets, LLC, Santander Investment
Securities Inc., Scotia Capital (USA)
Inc., SMBC Nikko Securities America, Inc.,
Standard Chartered Bank, SunTrust Robinson
Humphrey, Inc., TD Securities (USA) LLC,
U.S. Bancorp Investments, Inc., Drexel
Hamilton, LLC, Mischler Financial Group,
Inc., Samuel A. Ramirez & Company, Inc.,
The Williams Capital Group, L.P.

Transaction Details
Date of Purchase
01-20-2015


Purchase Price/Share
(per share / % of par)
$99.958
Total Commission,
Spread or Profit
0.450%


1.  Aggregate Principal Amount Purchased
(a+b)
$140,000,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$37,872,000

b.  Other BlackRock Clients
$102,128,000

2.  Aggregate Principal Amount of
Offering
$1,700,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.08235

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
01-22-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
01-22-2015

Global Syndicate Team Member